PRESS RELEASE


                SEACOR HOLDINGS ANNOUNCES SECOND QUARTER RESULTS



Fort Lauderdale, Florida
July 26, 2006

FOR IMMEDIATE RELEASE -- SEACOR Holdings Inc. (NYSE:CKH) announced net income for the second quarter ended June 30, 2006 of $62.8 million, or $2.24 per diluted share, on operating revenues of $331.0 million. For the six months ended June 30, 2006, net income was $112.9 million, or $4.04 per diluted share, on operating revenues of $636.9 million.

For the second quarter ended June 30, 2005, net income was $25.1 million, or $1.20 per diluted share, on operating revenues of $177.8 million. For the six months ended June 30, 2005, net income was $43.7 million, or $2.11 per diluted share, on operating revenues of $343.0 million. The results for the three and six months ended June 30, 2005 do not include Seabulk International, Inc. which was acquired by the Company on July 1, 2005.

For the immediately preceding quarter ended March 31, 2006, the Company reported net income of $50.1 million, or $1.80 per diluted share, on operating revenues of $305.9 million.

HIGHLIGHTS FOR THE QUARTER

OFFSHORE MARINE SERVICES - Operating income(1) in the second quarter was $70.8 million on operating revenues of $168.3 million compared to operating income of $66.1 million on operating revenues of $159.9 million in the preceding quarter. Second quarter results included $22.5 million in gains on asset dispositions compared to $20.6 million in gains in the preceding quarter.

Overall fleet utilization was higher in the second quarter at 86.8% compared to 85.3% in the preceding quarter. In the second quarter the number of days available for charter was lower by 1,114 days, or 4.9% primarily as a result of a reduction in the overall fleet count following asset dispositions.

The improvement in operating revenues was primarily driven by an 8.1% improvement in average day rates from $8,006 per day to $8,658 per day. The most significant improvements were in the Gulf of Mexico and West Africa, where average day rates increased by 12.6% and 8.1%, respectively.

Operating expenses in the second quarter were $86.7 million, an increase of $7.2 million over the preceding quarter. Of this increase, approximately $3.1 million was related to the cost of chartering-in third party vessels for brokered vessel activity and procuring additional labor to provide cargo handling services. The majority of these charges was offset by additional revenues and thus had minimal impact on operating margins. Other increases related to higher dry-dock and repair expenditures and higher wage rates in response to a competitive labor market for seafarers in all regions.

MARINE TRANSPORTATION SERVICES - Operating income in the second quarter was $8.2 million on operating revenues of $37.4 million compared to operating income of $5.1 million on operating revenues of $37.7 million in the preceding quarter.

The increase in operating income was primarily due to lower operating expenses. Fuel and port charges were lower in the second quarter as only two vessels operated on voyage charters compared to three in the preceding quarter. There were no dry-dock related costs in the current quarter.

INLAND RIVER SERVICES - Operating income in the second quarter was $13.6 million on operating revenues of $36.3 million compared to operating income of $14.8 million on operating revenues of $34.5 million in the preceding quarter.


--------
(1) See attached schedule "OPERATING INCOME (LOSS) BY LINE OF BUSINESS" for components of operating income.

The improvement in operating revenues was primarily due to additions to the owned fleet of dry hopper and tank barges and favorable operating conditions on the river system through most of the quarter. Operating expenses were higher in the second quarter primarily due to increased towing costs and vendor service charges. These increases were caused by higher fuel and labor costs as well as seasonal operating patterns that resulted in more loadings on the upper Mississippi and thus longer barge voyages.

AVIATION SERVICES - Operating income in the second quarter was $3.8 million on operating revenues of $39.9 million compared to an operating loss of $0.3 million on operating revenues of $33.5 million in the preceding quarter.

The improvement was primarily due to the resumption of seasonal flight-seeing activity in Alaska, an increase in the amount of lease revenue and the impact of additional equipment to support higher levels of activity in the Gulf of Mexico. Second quarter results included $1.8 million in gains on asset dispositions compared to $0.3 million in gains in the preceding quarter.

ENVIRONMENTAL SERVICES - Operating income in the second quarter was $4.5 million on operating revenues of $36.9 million compared to operating income of $2.3 million on operating revenues of $27.9 million in the preceding quarter.

The improvement in operating income was primarily due to higher revenues from retainer services contracts and an increase in spill response activity.

DERIVATIVE TRANSACTIONS - Derivative transactions, primarily consisting of interest rate swaps and foreign currency contracts, resulted in gains of $3.1 million in the second quarter as compared to losses of $2.8 million in the preceding quarter.

FOREIGN CURRENCY TRANSACTIONS - Foreign currency transaction gains were $1.2 million in the second quarter compared to gains of $0.2 million in the preceding quarter.

MARKETABLE SECURITY TRANSACTIONS - Marketable security and short sale transactions resulted in losses of $3.3 million in the second quarter as compared to losses of $3.6 million in the preceding quarter.

EQUITY IN EARNINGS OF 50% OR LESS OWNED COMPANIES - Earnings were $6.0 million in the second quarter compared to $6.4 million in the preceding quarter. In the second quarter one of the Company's offshore marine joint ventures sold a vessel to a third party and the Company's share of the gain on the sale was $4.2 million. In the preceding quarter the Company disposed of its interest in a joint venture in Mexico and realized a gain of $4.5 million.

WEIGHTED AVERAGE SHARES OUTSTANDING - Weighted average diluted shares outstanding were 28,568,267 for the quarter ended June 30, 2006 compared to 21,923,636 for the quarter ended June 30, 2005. The increase was mainly due to the issuance of 6,354,642 shares as part of the acquisition of Seabulk International, Inc.

CAPITAL COMMITMENTS - The Company's unfunded capital commitments as of June 30, 2006 consisted primarily of marine service vessels, helicopters and barges and totaled $631.7 million, of which $429.7 million is payable in 2006 and 2007, with the remaining balance payable through 2009. Subsequent to the end of the quarter the Company committed to purchase additional equipment for $22.6 million. Of these commitments, approximately $187.8 million may be terminated without further liability other than the payment of liquidated damages of $4.9 million in the aggregate. As of June 30, 2006 the Company held balances of Cash, Cash Equivalents, Restricted Cash, Securities, Construction Reserve Funds and Title XI Reserve Funds totaling $803.4 million.

                                    * * * * *

SEACOR is a global provider of marine support and transportation services, primarily to the energy and chemical industries. SEACOR and its subsidiaries provide customers with a full suite of marine-related services including offshore services, U.S. coastwise shipping, inland river services, helicopter services, environmental services, and offshore and harbor towing services. SEACOR is uniquely focused on providing highly responsive local service, combined with the highest safety standards, innovative technology, modern efficient equipment, and dedicated, professional employees.

This release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements concerning management's expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of results to differ materially from any future results, performance or achievements discussed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: the cyclical nature of the oil and gas industry, activity in foreign countries and changes in foreign political, military and economic conditions, the dependence of Offshore Marine Services, Marine Transportation Services and Aviation Services on several customers, industry fleet capacity, consolidation of our customer base, the ongoing need to replace aging vessels, restrictions imposed by the Shipping Acts and Aviation Acts on the amount of foreign ownership of the Company's Common Stock, increased competition if the Jones Act is repealed, safety record requirements related to Offshore Marine Services and Aviation Services, changes in foreign and domestic oil and gas exploration and production activity, vessel and helicopter-related risks of Offshore Marine Services and Aviation Services, effects of adverse weather conditions and seasonality on Aviation Services, decreased demand for our tanker and towing services due to construction of additional refined petroleum product, natural gas or crude oil pipelines or due to decreased demand for refined petroleum products, crude oil or chemical products or a change in existing methods of delivery, future phase-out of our single-hull tankers, dependence of spill response revenue on the number and size of spills and upon continuing government regulation in this area and our ability to comply with such regulation and other governmental regulation, changes in NRC's OSRO classification, liability in connection with providing spill response services, effects of adverse weather and river conditions and seasonality on inland river operations, the level of grain export volume, the effect of fuel prices on barge towing costs, variability in freight rates for inland river barges, the effect of international economic and political factors in inland river operations, the intense competition faced by Inland River Services, adequacy of insurance coverage, compliance with government regulation, including environmental laws and regulations, currency exchange fluctuations, the attraction and retention of qualified personnel by the Company, our integration of the internal controls and procedures of Seabulk International, Inc. to continue our compliance with the Sarbanes-Oxley Act of 2002 and various other matters, many of which are beyond the Company's control and other factors. In addition, these statements constitute our cautionary statements under the Private Securities Litigation Reform Act of 1995. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider the following to be a complete discussion of all potential risks or uncertainties. The words "estimate," "project," "intend," "believe," "plan" and similar expressions are intended to identify forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based. The forward-looking statements in this release should be evaluated together with the many uncertainties that affect our businesses, particularly those mentioned under "Forward-Looking Statements" in Item 7 of our Form 10-K and SEACOR's periodic reporting on Form 10-Q and Form 8-K (if any), which we incorporate by reference.

For additional information, contact Timothy McKeand, Vice President, at (954) 524-4200 ext. 820 or visit SEACOR's website at www.seacorholdings.com.

                              SEACOR HOLDINGS INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                (IN THOUSANDS, EXCEPT PER SHARE DATA, UNAUDITED)

                                                                    THREE MONTHS ENDED          SIX MONTHS ENDED
                                                                          JUNE 30,                  JUNE 30,
                                                                  ----------------------    ----------------------
                                                                     2006         2005         2006         2005
                                                                  ---------    ---------    ---------    ---------

Operating Revenues                                                $ 330,986    $ 177,831    $ 636,901    $ 343,016
                                                                  ---------    ---------    ---------    ---------

Costs and Expenses:
   Operating expenses                                               187,149      117,179      356,793      232,780
   Administrative and general                                        32,865       19,329       64,358       37,824
   Depreciation and amortization                                     42,318       18,492       85,578       36,774
                                                                  ---------    ---------    ---------    ---------
                                                                    262,332      155,000      506,729      307,378
                                                                  ---------    ---------    ---------    ---------

Gains on Asset Dispositions                                          24,089        1,812       44,966       15,328
                                                                  ---------    ---------    ---------    ---------

Operating Income                                                     92,743       24,643      175,138       50,966
                                                                  ---------    ---------    ---------    ---------

Other Income (Expense):
   Interest income                                                    9,086        4,484       16,222        8,163
   Interest expense                                                 (12,847)      (7,550)     (26,915)     (15,141)
   Derivative transaction gains (losses), net                         3,084         (178)         272       (1,768)
   Foreign currency transaction gains, net                            1,217        4,401        1,376        3,852
   Marketable security transaction gains (losses), net               (3,341)       8,502       (6,926)      14,736
   Other, net                                                           595          440          623          640
                                                                  ---------    ---------    ---------    ---------
                                                                     (2,206)      10,099      (15,348)      10,482
                                                                  ---------    ---------    ---------    ---------
Income from Continuing Operations Before Income Tax Expense,
   Minority Interest in Income of Subsidiaries and Equity In
   Earnings of 50% or Less Owned Companies                           90,537       34,742      159,790       61,448
Income Tax Expense                                                   33,703       12,448       59,134       22,188
                                                                  ---------    ---------    ---------    ---------
Income from Continuing Operations Before Minority Interest in
   Income of Subsidiaries and Equity in Earnings of 50% or Less
   Owned Companies                                                   56,834       22,294      100,656       39,260
Minority Interest in Income of Subsidiaries                            (104)        (154)        (187)        (120)
Equity in Earnings of 50% or Less Owned Companies                     6,031        2,594       12,400        4,211
                                                                  ---------    ---------    ---------    ---------
Income from Continuing Operations                                    62,761       24,734      112,869       43,351
Income from Discontinued Operations, Net of Tax                        --            390         --            364
                                                                  ---------    ---------    ---------    ---------
Net Income                                                        $  62,761    $  25,124    $ 112,869    $  43,715
                                                                  =========    =========    =========    =========

Basic Earnings Per Common Share:
   Income from Continuing Operations                              $    2.52    $    1.35    $    4.55    $    2.37
   Income from Discontinued Operations                                 --           0.02         --           0.02
                                                                  ---------    ---------    ---------    ---------
   Net Income                                                     $    2.52    $    1.37    $    4.55    $    2.39
                                                                  =========    =========    =========    =========

Diluted Earnings Per Common Share:
   Income from Continuing Operations                              $    2.24    $    1.18    $    4.04    $    2.09
   Income from Discontinued Operations                                 --           0.02         --           0.02
                                                                  ---------    ---------    ---------    ---------
   Net Income                                                     $    2.24    $    1.20    $    4.04    $    2.11
                                                                  =========    =========    =========    =========

Weighted Average Common Shares Outstanding:
   Basic                                                             24,869       18,349       24,828       18,299
   Diluted                                                           28,568       21,924       28,542       21,916


                              SEACOR HOLDINGS INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                (IN THOUSANDS, EXCEPT PER SHARE DATA, UNAUDITED)

                                                                          THREE MONTHS ENDED
                                                     -------------------------------------------------------------
                                                      JUN. 30,     MAR. 31,     DEC. 31,     SEP. 30,     JUN. 30,
                                                        2006         2006         2005         2005         2005
                                                     ---------    ---------    ---------    ---------    ---------
Operating Revenues                                   $ 330,986    $ 305,915    $ 334,119    $ 294,869    $ 177,831
                                                     ---------    ---------    ---------    ---------    ---------

Costs and Expenses:
   Operating expenses                                  187,149      169,644      177,012      180,136      117,179
   Administrative and general                           32,865       31,493       36,256       31,115       19,329
   Depreciation and amortization                        42,318       43,260       44,405       46,535       18,492
                                                     ---------    ---------    ---------    ---------    ---------
                                                       262,332      244,397      257,673      257,786      155,000
                                                     ---------    ---------    ---------    ---------    ---------

Gains (Losses) on Asset Dispositions and
   Impairments, Net                                     24,089       20,877       13,575         (618)       1,812
                                                     ---------    ---------    ---------    ---------    ---------

Operating Income                                        92,743       82,395       90,021       36,465       24,643
                                                     ---------    ---------    ---------    ---------    ---------

Other Income (Expense):
   Interest income                                       9,086        7,136        6,284        4,754        4,484
   Interest expense                                    (12,847)     (14,068)     (16,470)     (16,541)      (7,550)
   Derivative transaction gains (losses), net            3,084       (2,812)        (881)      (4,425)        (178)
   Foreign currency transaction gains, net               1,217          159       16,895        2,436        4,401
   Marketable security transaction gains
     (losses), net                                      (3,341)      (3,585)       2,957       10,388        8,502
   Other, net                                              595           28          176          891          440
                                                     ---------    ---------    ---------    ---------    ---------
                                                        (2,206)     (13,142)       8,961       (2,497)      10,099
                                                     ---------    ---------    ---------    ---------    ---------
Income from Continuing Operations Before Income
   Tax Expense (Benefit), Minority Interest in
   (Income) Loss of Subsidiaries and Equity In
   Earnings of 50% or Less Owned Companies              90,537       69,253       98,982       33,968       34,742
Income Tax Expense (Benefit)                            33,703       25,431       (6,336)      13,894       12,448
                                                     ---------    ---------    ---------    ---------    ---------
Income from Continuing Operations Before Minority
   Interest in (Income) Loss of Subsidiaries and
   Equity in Earnings of 50% or Less Owned
   Companies                                            56,834       43,822      105,318       20,074       22,294
Minority Interest in (Income) Loss of Subsidiaries        (104)         (83)         (71)         223         (154)
Equity in Earnings of 50% or Less Owned Companies        6,031        6,369        1,250          200        2,594
                                                     ---------    ---------    ---------    ---------    ---------
Income from Continuing Operations                       62,761       50,108      106,497       20,497       24,734
Income from Discontinued Operations, Net of Tax           --           --           --           --            390
                                                     ---------    ---------    ---------    ---------    ---------
Net Income                                           $  62,761    $  50,108    $ 106,497    $  20,497    $  25,124
                                                     =========    =========    =========    =========    =========

Basic Earnings Per Common Share:
   Income from Continuing Operations                 $    2.52    $    2.02    $    4.28    $    0.83    $    1.35
   Income from Discontinued Operations                     --           --           --           --          0.02
                                                     ---------    ---------    ---------    ---------    ---------
   Net Income                                        $    2.52    $    2.02    $    4.28    $    0.83    $    1.37
                                                     =========    =========    =========    =========    =========

Diluted Earnings Per Common Share:
   Income from Continuing Operations                 $    2.24    $    1.80    $    3.76    $    0.76    $    1.18
   Income from Discontinued Operations                     --           --           --           --          0.02
                                                     ---------    ---------    ---------    ---------    ---------
   Net Income                                        $    2.24    $    1.80    $    3.76    $    0.76    $    1.20
                                                     =========    =========    =========    =========    =========

Weighted Average Common Shares Outstanding:
   Basic                                                24,869       24,767       24,884       24,789       18,349
   Diluted                                              28,568       28,495       28,618       28,562       21,924
Common Shares Outstanding at Period End                 24,801       25,076       24,819       25,009       18,466


                                               SEACOR HOLDINGS INC.
                                    OPERATING INCOME (LOSS) BY LINE OF BUSINESS
                                             (IN THOUSANDS, UNAUDITED)

                                                                         THREE MONTHS ENDED
                                                   -------------------------------------------------------------
                                                    JUN. 30,     MAR. 31,     DEC. 31,     SEP. 30,     JUN. 30,
                                                      2006         2006         2005         2005         2005
                                                   ---------    ---------    ---------    ---------    ---------
OFFSHORE MARINE SERVICES
Operating Revenues                                 $ 168,285    $ 159,852    $ 168,823    $ 146,842    $  84,043
                                                   ---------    ---------    ---------    ---------    ---------
Costs and Expenses:
   Operating expenses                                 86,695       79,506       85,377       82,726       50,735
   Administrative and general                         11,470       11,688       12,809       11,290        8,241
   Depreciation and amortization                      21,793       23,127       22,772       25,040       10,950
                                                   ---------    ---------    ---------    ---------    ---------
                                                     119,958      114,321      120,958      119,056       69,926
                                                   ---------    ---------    ---------    ---------    ---------

Gains on Asset Dispositions and Impairments, Net      22,489       20,552        6,578         (905)       1,770
                                                   ---------    ---------    ---------    ---------    ---------
Operating Income                                   $  70,816    $  66,083    $  54,443    $  26,881    $  15,887
                                                   =========    =========    =========    =========    =========
MARINE TRANSPORTATION SERVICES
Operating Revenues                                 $  37,446    $  37,724    $  36,625    $  35,723         --
                                                   ---------    ---------    ---------    ---------    ---------
Costs and Expenses:
   Operating expenses                                 18,064       21,471       17,677       24,692         --
   Administrative and general                          1,049          964          874          705         --
   Depreciation and amortization                      10,162       10,185       11,641       11,663         --
                                                   ---------    ---------    ---------    ---------    ---------
                                                      29,275       32,620       30,192       37,060         --
                                                   ---------    ---------    ---------    ---------    ---------

Gains on Asset Dispositions                             --           --           --           --           --
                                                   ---------    ---------    ---------    ---------    ---------
Operating Income (Loss)                            $   8,171    $   5,104    $   6,433    $  (1,337)        --
                                                   =========    =========    =========    =========    =========

INLAND RIVER SERVICES
Operating Revenues                                 $  36,339    $  34,488    $  40,666    $  29,702    $  27,333
                                                   ---------    ---------    ---------    ---------    ---------
Costs and Expenses:
   Operating expenses                                 18,649       15,395       18,498       17,203       16,880
   Administrative and general                            829          816          691          644          570
   Depreciation and amortization                       3,267        3,474        3,479        3,151        2,791
                                                   ---------    ---------    ---------    ---------    ---------
                                                      22,745       19,685       22,668       20,998       20,241
                                                   ---------    ---------    ---------    ---------    ---------

Gains on Asset Dispositions                             --           --           --           --           --
                                                   ---------    ---------    ---------    ---------    ---------
Operating Income                                   $  13,594    $  14,803    $  17,998    $   8,704    $   7,092
                                                   =========    =========    =========    =========    =========

AVIATION SERVICES
Operating Revenues                                 $  39,903    $  33,454    $  38,856    $  43,949    $  30,949
                                                   ---------    ---------    ---------    ---------    ---------
Costs and Expenses:
   Operating expenses                                 29,137       26,345       26,960       30,583       22,346
   Administrative and general                          4,158        3,494        4,571        3,579        1,858
   Depreciation and amortization                       4,591        4,254        4,199        4,212        3,940
                                                   ---------    ---------    ---------    ---------    ---------
                                                      37,886       34,093       35,730       38,374       28,144
                                                   ---------    ---------    ---------    ---------    ---------

Gains on Asset Dispositions                            1,818          325        7,024          306         --
                                                   ---------    ---------    ---------    ---------    ---------
Operating Income (Loss)                            $   3,835    $    (314)   $  10,150    $   5,881    $   2,805
                                                   =========    =========    =========    =========    =========

ENVIRONMENTAL SERVICES
Operating Revenues                                 $  36,946    $  27,923    $  37,583    $  27,466    $  35,635
                                                   ---------    ---------    ---------    ---------    ---------
Costs and Expenses:
   Operating expenses                                 26,345       20,508       21,852       17,400       27,347
   Administrative and general                          5,156        4,405        4,669        4,546        4,177
   Depreciation and amortization                         741          733          664          901          778
                                                   ---------    ---------    ---------    ---------    ---------
                                                      32,242       25,646       27,185       22,847       32,302
                                                   ---------    ---------    ---------    ---------    ---------
Gains (Losses) on Asset Dispositions                    (215)        --            (27)         (19)          42
                                                   ---------    ---------    ---------    ---------    ---------
Operating Income                                   $   4,489    $   2,277    $  10,371    $   4,600    $   3,375
                                                   =========    =========    =========    =========    =========

                              SEACOR HOLDINGS INC.
             OPERATING INCOME (LOSS) BY LINE OF BUSINESS (CONTINUED)
                            (IN THOUSANDS, UNAUDITED)

                                                                  THREE MONTHS ENDED
                                               --------------------------------------------------------
                                               JUN. 30,    MAR. 31,    DEC. 31,    SEP. 30,    JUN. 30,
                                                 2006        2006        2005        2005        2005
                                               --------    --------    --------    --------    --------
HARBOR AND OFFSHORE TOWING  SERVICES
Operating Revenues                             $ 12,156    $ 12,884    $ 11,949    $ 11,343        --
                                               --------    --------    --------    --------    --------
Costs and Expenses:
   Operating expenses                             8,336       6,841       7,043       7,673        --
   Administrative and general                     1,851       1,604       1,663       1,333        --
   Depreciation and amortization                  1,275       1,259       1,303       1,226        --
                                               --------    --------    --------    --------    --------
                                                 11,462       9,704      10,009      10,232        --
                                               --------    --------    --------    --------    --------

Gains on Asset Dispositions                        --          --          --          --          --
                                               --------    --------    --------    --------    --------
Operating Income                               $    694    $  3,180    $  1,940    $  1,111        --
                                               ========    ========    ========    ========    ========

CORPORATE AND ELIMINATIONS
Operating Revenues                             $    (89)   $   (410)   $   (383)   $   (156)   $   (129)
                                               --------    --------    --------    --------    --------
Costs and Expenses:
   Operating expenses                               (77)       (422)       (395)       (141)       (129)
   Administrative and general                     8,352       8,522      10,979       9,018       4,483
   Depreciation and amortization                    489         228         347         342          33
                                               --------    --------    --------    --------    --------
                                                  8,764       8,328      10,931       9,219       4,387
                                               --------    --------    --------    --------    --------

Losses on Asset Dispositions                         (3)       --          --          --          --
                                               --------    --------    --------    --------    --------
Operating Loss                                 $ (8,856)   $ (8,738)   $(11,314)   $ (9,375)   $ (4,516)
                                               ========    ========    ========    ========    ========

                                               SEACOR HOLDINGS INC.
                                     SELECTED CONSOLIDATED BALANCE SHEET DATA
                                             (IN THOUSANDS, UNAUDITED)

                                                 JUN. 30,     MAR. 31,     DEC. 31,     SEP. 30,     JUN. 30,
                                                   2006         2006         2005         2005         2005
                                                ----------   ----------   ----------   ----------   ----------
Cash, Cash Equivalents, Restricted
   Cash, Securities, Construction Reserve
   Funds, and Title XI Reserve Funds            $  803,360   $  764,649   $  684,521   $  664,164   $  533,417
Receivables                                        278,000      270,794      260,831      267,108      200,476
Current Assets                                     915,245      900,488      839,091      867,290      664,839
Net Property and Equipment                       1,737,811    1,733,757    1,759,393    1,784,083      934,213
Total Assets                                     3,014,963    2,961,627    2,885,141    2,959,169    1,798,967
Current Portion of Long-term Debt and
   Capital Lease Obligations                         8,970       10,420       10,505       13,164           41
Current Liabilities                                287,797      280,279      247,906      209,396      125,114
Long-term Debt & Capital Lease Obligations         955,567      964,096      977,635    1,126,431      597,467
Stockholders' Equity                             1,458,302    1,418,190    1,361,305    1,280,028      831,254

